AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                                                             Bylaws
                                                  as amended March 14, 2003

                                                Table of Contents
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
ARTICLE I Shareholders' Meeting...................................................................................1
     Section 1.  Place of Meetings................................................................................1
     Section 2.  Meetings.........................................................................................1
     Section 3.  Special Meetings.................................................................................1
     Section 4.  Notice of Meetings...............................................................................1
     Section 5.  Consent to Shareholders' Meetings................................................................2
     Section 6.  Shareholders Acting Without A Meeting............................................................2
     Section 7.  Quorum...........................................................................................2
     Section 8.  Voting Rights; Cumulative Voting.................................................................3
     Section 9.  Proxies..........................................................................................3
     Section 10.  Organization....................................................................................3
     Section 11.  Inspectors of Election..........................................................................4

ARTICLE II Directors; Management..................................................................................4
     Section 1.  Powers...........................................................................................4
     Section 2.  Number and Qualification.........................................................................4
     Section 3.  Election and Tenure of Office....................................................................5
     Section 4.  Vacancies........................................................................................5
     Section 5.  Removal of Directors.............................................................................6
     Section 6.  Place of Meetings and Meetings by Telephone......................................................6
     Section 7.  Organization Meetings............................................................................6
     Section 8.  Other Regular Meetings...........................................................................6
     Section 9.  Special Meetings - Notices.......................................................................7
     Section 10.  Waiver of Notice................................................................................7
     Section 11.  Directors Acting Without a Meeting by Unanimous Written Consent.................................7
     Section 12.  Notice of Adjournment...........................................................................7
     Section 13.  Quorum..........................................................................................7
     Section 14.  Compensation of Directors.......................................................................8
     Section 15.  Executive Committee.............................................................................8
     Section 16.  Indemnification.................................................................................8

ARTICLE III Officers.............................................................................................10
     Section 1.  Officers........................................................................................10
     Section 2.  Election........................................................................................10
     Section 3.  Subordinate Officers, Etc.......................................................................10
     Section 4.  Removal and Resignation.........................................................................11
     Section 5.  Vacancies.......................................................................................11
     Section 6.  Chairman of the Board...........................................................................11
     Section 7.  President.......................................................................................11
     Section 8.  Vice President..................................................................................11
     Section 9.  Secretary.......................................................................................12
     Section 10.  Chief Financial Officer........................................................................12
     Section 11.  Representation of Shares of Other Entities.....................................................12

ARTICLE IV Corporate Records and Reports - Inspection............................................................13
     Section 1.  Records.........................................................................................13
     Section 2.  Inspection of Books and Records.................................................................13
     Section 3.  Certification and Inspection of Bylaws..........................................................13
     Section 4.  Checks, Drafts, Etc.............................................................................13
     Section 5.  Contracts, Etc. -- How Executed.................................................................14
     Section 6.  Annual Report...................................................................................14

ARTICLE V Certificates and Transfer of Shares....................................................................14
     Section 1.  Certificates for Shares.........................................................................14
     Section 2.  Transfer on the Books...........................................................................14
     Section 3.  Lost or Destroyed Certificates..................................................................15
     Section 4.  Transfer Agent and Custodian....................................................................15
     Section 5.  Legend Condition................................................................................15

ARTICLE VI Corporate Seal........................................................................................15

ARTICLE VII Amendments to Bylaws.................................................................................15
     Section 1.  By Shareholders.................................................................................15
     Section 2.  Powers of Directors.............................................................................15
     Section 3.  Record of Amendments............................................................................16

                        AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                                        Bylaws
--------------------------------------------------------------------------------
                                     Bylaws
                            as amended March 14, 2003

                                    ARTICLE I
                              Shareholders' Meeting

Section 1.  Place of Meetings.
All meetings of the shareholders shall be held at the offices of the Corporation, in the State of California, as may be designated for that purpose from time to time by the Board of Directors, or at any other suitable place designated by the Board of Directors.


Section 2.  Meetings.
In accordance with Section 600 of the California Corporations Code, shareholder meetings shall be held as required by the Investment Company Act of 1940
(15 U.S.C. Sec. 80a-1, et seq) or as the Board deems necessary.


Section 3.  Special Meetings.
Special meetings of the shareholders for any purpose or purposes may be called at any time by the President, a Vice President, the Secretary, an assistant secretary, or by the Board of Directors, or by one or more shareholders holding not less than one-tenth (1/10) of the voting power of the Corporation. Upon request in writing by registered mail to the President, a Vice President, the Secretary or an assistant secretary, directed to such officers at the principal office of the Corporation, in California, or delivered to such officer in person by any person entitled to call a meeting of shareholders, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote that a meeting will be held at such time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If such notice shall not be given within twenty (20) days after receipt of such request, the person or persons calling the meeting may give notice thereof. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as annual meetings of shareholders.


Section 4.  Notice of Meetings.
Notices of meetings, annual or special, shall be given in writing to shareholders entitled to vote by the Secretary or the assistant secretary, or if there be no such officer, or in the case of his neglect or refusal, by any director or shareholder.

Such notices shall be sent to the shareholder's address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice, but not less than ten (10) (or, if sent by third-class mail, thirty
(30)) nor more than sixty (60) days before such meeting.

If a shareholder supplies no address, notice shall be deemed to have been given to him if mailed to the place where the principal office of the Corporation, in California, is situated, or published at least once in some newspaper of general circulation in the County of said principal office. Such notice shall specify the place, the day and hour of the meeting, and in the case of special meetings, the general nature of the business to be transacted.

If a meeting is adjourned for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Save, as aforesaid, it shall not be necessary to give any notice of the adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.


Section 5.  Consent to Shareholders' Meetings.
The transactions of any meeting of shareholders, however called and noticed, and wherever held, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting unless the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting shall not be a waiver of any right to object to the consideration of matters not included in the notice (and required by law to be included in the notice) if such objection is expressly made at the meeting.


Section 6.  Shareholders Acting Without A Meeting.
Unless otherwise provided in the Articles or in the California Corporations Code, as amended from time to time, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.


Section 7.  Quorum.
The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. In the absence of a quorum, no business other than adjournment may be transacted; provided that the shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.


Section 8.  Voting Rights; Cumulative Voting.
Every shareholder entitled to vote at any election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute his votes on the same principle among as many candidates as the shareholder sees fit; provided, however, that no shareholder shall be entitled to cumulate votes unless the candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

The candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.

The Board of Directors may determine the shareholders entitled to notice of any meeting, or to vote, or entitled to receive any payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any lawful actions, by fixing, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of a meeting unless the Board fixes a new record date for the adjourned meeting; but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting. Shareholders at the close of business are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.


Section 9.  Proxies.
Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares by executing a written proxy in accordance with the provisions of the California Corporations Code and filing same with the Secretary of the Corporation.


Section 10.  Organization.
The President, or in the absence of the President, any Vice President, shall call the meeting of the shareholders to order, and shall act as chairman of the meeting. In the absence of the President and all of the Vice Presidents, shareholders shall appoint a chairman for such meeting. The Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting.


Section 11.  Inspectors of Election.
In advance of any meeting of shareholders the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three.

If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.

The inspectors of election shall (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity, and effect of proxies, (b) receive votes, ballots, or consents, (c) hear and determine all challenges and questions in any way arising in connection with the right to vote, (d) count and tabulate all votes or consents, (e) determine when the polls shall close, (f) determine the results, and (g) do such other acts as may be proper to conduct the election or vote with fairness to all shareholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.


                                   ARTICLE II
                              Directors; Management

Section 1.  Powers.
Subject to the limitation of the Articles of Incorporation, of the Bylaws, and of the laws of the State of California as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall bemanaged and all corporate powers shall be exercised by or under the direction of the Board of Directors.


Section 2.  Number and Qualification.
The authorized number of directors of the Corporation shall not be less than seven (7) nor more than eleven (11). The exact number of directors shall be fixed from time to time by a majority of the Board of Directors or by the shareholders as provided in the California Corporations Code; provided, however, that the authority of the Board to fix its number of directors shall in all events be exercised in a manner consistent with the maintenance on the Board of a majority of directors who are not "interested persons" in the Corporation or the Corporation's investment advisor as defined by the Investment Company Act of 1940. The selection and nomination of disinterested directors is committed solely to the discretion of a Nominating Committee consisting of all sitting disinterested directors except where the remaining director or directors are interested persons.


Section 3.  Election and Tenure of Office.
The directors shall be elected by ballot at shareholder meetings called for that purpose, to serve until their successors are elected and have qualified, except that directors who are not "interested persons" as defined above or employees of American Century Investment Management, Inc. shall retire at the end of the calendar year in which they shall have reached the age of seventy-five (75) years. Their term of office shall begin immediately after election.


Section 4.  Vacancies.
"Vacancy" when used with respect to the Board means any authorized position of director which is not then filled by a duly elected, appointed or approved director, whether caused by death, resignation, or removal, of any director, or if the shareholders shall increase the authorized number of directors but shall fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional director so provided for, or in case the shareholders fail at any time to elect the full number of authorized directors.

Vacancies in the Board of Directors may be filled by a majority of the remaining directors, whether or not less than a quorum, or by a sole remaining director; provided, however, that except as may be otherwise required by law, such vacancies shall be filled so that a majority of the Board of Directors are disinterested directors; and, further, that the selection and nomination of disinterested directors hereunder is committed solely to the discretion of the Nominating Committee (described in Section 2 of this Article), except where the remaining director or directors are interested persons.

Vacancies occurring on the Board of Directors by reason of the removal of directors (as provided in California Corporations Code Section 304) may be filled only by approval of the shareholders.

Each director so appointed or approved shall hold office until he or his successor is elected at an annual meeting of shareholders or a special meeting of shareholders called for that purpose.

The shareholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment of the Articles of Incorporation is voted authorizing an increase in the number of directors.

Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors of the Corporation, unless the notice specifies a later time for effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.


Section 5.  Removal of Directors.


The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

Any or all of the directors may be removed without cause if such removal is approved by the outstanding shares (as defined in Section 152 of the General Corporation Law of California), provided that, unless the entire Board of Directors is removed, no director shall be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected, and provided further that when by the provisions of the Articles of Incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one (1) or more directors, any directors so elected may be removed only by the applicable vote of the holders of the shares of that class or series.


Section 6.  Place of Meetings and Meetings by Telephone.
Meetings of the Board of Directors shall be held at the office of the Corporation in the State of California, as designated for that purpose, from time to time, by resolution of the Board of Directors or written consent of all of the members of the Board. Any meeting shall be valid, wherever held, if held by the written consent of all members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting; provided that, in accordance with the provisions of the Investment Company Act of 1940, the Board may not transact by such a meeting any business which involves the entering into, or the renewal, performance, or approval of any contract or agreement, whereby a person undertakes regularly to serve or act as the Corporation's investment advisor or principal underwriter.


Section 7.  Organization Meetings.
The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the shareholders.


Section 8.  Other Regular Meetings.
Regular meetings of the Board of Directors shall be held at the corporate offices, or such other place as may be designated by the Board of Directors, as follows:

     Time of Regular Meeting:               10:00 a.m.

     Date of Regular Meeting:       February 10, May 10, August 10, November 10

If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings.


Section 9.  Special Meetings - Notices.
Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President or if he is absent or unable or refuses to act, by any Vice President or by any two directors.

Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by letter, by facsimile, or electronic mail charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In the case such notice is mailed, it shall be deposited in the United States mail, in the place in which the principal office of the Corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In the case such notice is delivered via electronic mail, it shall be sent at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered personally as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such delivery as above provided shall be due, legal and personal notice to such director.


Section 10.  Waiver of Notice.
When all of the directors are present at any directors' meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or, if a majority of the directors are present, and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holding of such meeting, which said waiver shall be filed with the Secretary of the Corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed.


Section 11. Directors Acting Without a Meeting by Unanimous Written Consent. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of directors, if authorized by a writing signed by all members of the Board of Directors; provided that, in accordance with the Investment Company Act of 1940, such written consent does not approve the entering into, or the renewal or performance of any contract or agreement, whereby a person undertakes regularly to serve or act as the Corporation's investment advisor or principal underwriter. All consents shall be filed with the regular minutes of the Board of Directors.


Section 12.  Notice of Adjournment.
Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.


Section 13.  Quorum.
A majority of the number of directors as fixed by the Articles of Incorporation or Bylaws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. As to any business which by law requires a vote of the non-affiliated, independent directors, such business may not be transacted without such vote.


Section 14.  Compensation of Directors.
Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board establishing compensation schedules. A fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Directors unaffiliated with the Corporation's investment advisor will be paid by the Corporation. Directors affiliated with the Corporation's investment advisor shall be paid, if at all, by the investment advisor.


Section 15.  Executive Committee.
An executive committee may be appointed by resolution passed by a majority of the whole Board. The executive committee shall be composed of members of the Board, and shall have such powers as may be expressly delegated to it by resolution of the Board of Directors. It shall act only in the intervals between meetings of the Board and shall be subject at all times to the control of the Board of Directors.


Section 16.  Indemnification.
In the event that any present or past director or officer of the Corporation is named or threatened to be named as a defendant in any civil, criminal, administrative or investigative action or proceeding arising out of his conduct as a director or officer of the Corporation (hereinafter "proceeding"), the Corporation shall to the extent permitted by this bylaw, Section 317 of the California Corporations Code and Section 17 of the Investment Company Act of 1940 (the "Act") advance or reimburse such officer or director for expenses, judgments, fines, settlements and other amounts incurred in connection therewith.

A. The Corporation shall in no event indemnify an officer or director for expenses and other amounts incurred, except upon a determination by:

         1. The vote of a majority of a quorum of disinterested directors who are not a party to the proceeding; or

         2. If such a quorum of disinterested directors is not obtainable, independent legal counsel in a written opinion; or

         3. Approval of shareholders (as provided in Section 153 of the California Corporations Code), with the shares owned by the person to be indemnified not being entitled to vote thereon; or

         4. The court in which the proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the Corporation that such person is not liable by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties as described in Section 17(h) of the Act.

B. The Corporation shall indemnify an officer or director for any expenses and amounts actually and reasonably incurred in connection with any proceeding or claim other than one by or in right of the Corporation, if such person has not prevailed on the merits, upon a determination by:

         1. The vote of a majority of a quorum of disinterested directors who are not a party to the proceeding; or

         2. If such a quorum of disinterested directors is not obtainable, by independent legal counsel in a written opinion; or

         3. Approval of the shareholders as provided in Section 153 of the California Corporations Code, with the shares owned by the person to be indemnified not being entitled to vote; or

         4. The court in which such proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the Corporation;

         that such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, that such person had no reasonable cause to believe his conduct was unlawful.

C. The Corporation shall indemnify an officer or director for expenses actually and reasonably incurred in connection with any proceeding by or in right of the Corporation, if such person has not prevailed on the merits, upon a determination by:

         1. The vote of a majority of a quorum of disinterested directors who are not parties to such proceeding; or

         2. If such a quorum of disinterested directors is not obtainable, independent legal counsel in a written opinion; or

         3. approval of the shareholders as provided in Section 153 of the California Corporations Code, with the shares owned by the person to be indemnified not being entitled to vote,

         4. The court in which such proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the Corporation;

         that such person acted in good faith, in a manner such person believed to be in the best interests of the Corporation and its shareholders and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances; except that no indemnification shall be made:

         a. of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval,

         b. of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval, or

         c. with respect to a claim for which such person shall have been adjudged liable to the Corporation, unless and to the extent that the court in which such proceeding is or was pending shall determine that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine.

         To the extent an officer or director of the Corporation has been successful on the merits in defense of any proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

All amounts indemnified pursuant to this bylaw shall be indemnified only upon final disposition of the proceeding in which they were incurred, except that expenses incurred by an officer or director in defending any proceeding shall be advanced prior to the final disposition of such proceeding upon receipt by the Corporation of an adequately secured undertaking by or on behalf of such person to repay such amount advanced unless it be determined ultimately that such person is entitled to indemnification pursuant to the provisions of this bylaw.


                                   ARTICLE III
                                    Officers

Section 1.  Officers.
The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more assistant secretaries, a Treasurer and one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article III. Any number of offices may be held by the same person.


Section 2.  Election.
The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article shall be chosen by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.


Section 3.  Subordinate Officers, Etc.
The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.


Section 4.  Removal and Resignation.
Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


Section 5.  Vacancies.
A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.


Section 6.  Chairman of the Board.
The Directors may designate a Director to serve as the Chairman of the Board, who shall not be considered an officer of the Corporation. The Chairman of the Board shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.


Section 7.  President.
Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the principal executive officer and the principal operating officer of the Corporation and shall, subject to control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. He shall preside at all shareholder meetings and, in the absence of the Chairman of the Board or if there be none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.


Section 8.  Vice President.
In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.


Section 9.  Secretary.
The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of the Board of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued (if any) for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.


Section 10.  Chief Financial Officer.
The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit or cause to be deposited all moneys and other valuables in the name and to the credit of the Corporation with the Corporation's custodian bank. He shall cause disbursement of funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.


Section 11.  Representation of Shares of Other Entities.
The Chairman of the Board, the President or any Vice President or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any corporation or corporations, partnerships, trusts, or other entities, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any form or entity may be exercised by any of these officers in person or by any person authorized to do so, including duly authorized investment advisors and/or subadvisors of the Corporation, by a proxy duly executed by these officers.


                                   ARTICLE IV
                   Corporate Records and Reports - Inspection

Section 1.  Records.
The Corporation shall maintain adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and the committees of the Board of Directors and shall keep at its Principal Executive Office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be kept in written form.


Section 2.  Inspection of Books and Records.
 The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and committees of the Board of Directors shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. The right of inspection created by this Section 2 shall extend to the records of each subsidiary of the Corporation.

Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.


Section 3.  Certification and Inspection of Bylaws.
The Corporation shall keep at its Principal Executive Office in the State of California or if its Principal Executive Office is not in California at its principal business office in California, the original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the shareholders at all reasonable times during office hours. If the Principal Executive Office of the Corporation is outside the State of California and the Corporation has no principal business office in the State of California, it shall upon the written request of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date..


Section 4.  Checks, Drafts, Etc.
All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.


Section 5.  Contracts, Etc. -- How Executed.
The Board of Directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or to any amount.


Section 6.  Annual Report.
The Board of Directors may cause to be sent to the shareholders annual or other periodic reports in any form that it considers appropriate or which may otherwise be required by law. Unless so waived, the Corporation shall send the annual report to the shareholders not later than 120 days after the close of the fiscal or calendar year, and shall distribute financial reports to the shareholders as of the last days of March, June, September and December of each year.


                                    ARTICLE V
                       Certificates and Transfer of Shares

Section 1.  Certificates for Shares.
Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; the par value, if any, or a statement that such shares are without par value; a statement of rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

To certify the number of shares and the class or series of shares owned by a shareholder, each certificate for shares must be signed in the name of the Corporation by the Chairman, President or any Vice President and by the Chief Financial Officer, the Secretary, Controller, any assistant controller or any assistant secretary or must be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of its President and the written signature of its Secretary or an assistant secretary. Before it becomes effective every certificate for shares authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

Notwithstanding any of the foregoing, the Board of Directors may authorize the issuance without certificate of any class or series of shares of the Corporation in accordance with California law.


Section 2.  Transfer on the Books.
Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto; cancel the old certificate and record the transaction upon its books.


Section 3.  Lost or Destroyed Certificates.
Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall if the directors so require give the Corporation a bond of indemnity, in the form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.


Section 4.  Transfer Agent and Custodian.
The Board of Directors may authorize the President to contract for the services of a transfer agent and custodian for the Corporation.


Section 5.  Legend Condition.
In the event any shares of this Corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.


                                   ARTICLE VI
                                 Corporate Seal
The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the word California.


                                   ARTICLE VII
                              Amendments to Bylaws

Section 1.  By Shareholders.
New Bylaws may be adopted or these Bylaws may be repealed or amended at their annual meeting, or at any other meeting of the shareholders called for that purpose, by a vote of shareholders entitled to exercise a majority of the voting power of the Corporation, or by written assent of such shareholders.


Section 2.  Powers of Directors.
Subject to the right of the shareholders to adopt, amend or repeal Bylaws, as provided in Section 1 of this Article VII, the Board of Directors may adopt, amend or repeal any of these Bylaws other than a bylaw or amendment thereof changing the authorized number of directors.

Section 3.  Record of Amendments.
Whenever an amendment or new bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.